Exhibit 99.1

First Wave BioPharma, Inc. Announces Private Placement

BOCA RATON, Fla., November 21, 2022 – First Wave BioPharma, Inc. (NASDAQ:FWBI) (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal diseases, today announced that it has entered into a securities purchase agreement with a single institutional investor for the issuance and sale of pre-funded warrants to purchase up to an aggregate of 4,166,667 shares of its common stock and warrants to purchase up to an aggregate of 8,333,334 shares of its common stock at an effective purchase price of $0.60 per share and accompanying warrants in a private placement for aggregate gross proceeds of approximately $2.5 million, before deducting placement agent fees and other offering expenses. The issuance of the shares of common stock underlying the pre-funded warrants in excess of 19.99% of the shares of common stock outstanding prior to the offering and the issuance of the shares of common stock underlying the warrants are subject to stockholder approval under Nasdaq rules. The warrants have an exercise price of $0.7685 per share, will be exercisable upon the receipt of stockholder approval and will expire five and one-half years from the initial exercise date. In connection with the offering, the Company also agreed, subject to receipt of stockholder approval, to amend certain outstanding warrants to purchase up to an aggregate of 3,736,987 shares of common stock of the Company that were previously issued to the investor of the securities sold in the private placement to reduce the exercise price of the warrants to $0.7685 per share and to extend the term of the warrants until the five and one-half years from stockholder approval. The Company has agreed to call a special meeting of stockholders to seek the required stockholder approval.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The closing of the offering is expected to occur on or about November 23, 2022, subject to the satisfaction of customary closing conditions.

The securities to be issued in connection with the offering described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple clinical stage programs built around its two proprietary technologies – the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-inflammatory properties. First Wave is advancing two Phase 2 clinical programs built around adrulipase for the treatment of exocrine pancreatic insufficiency (FW-EPI) in patients with cystic fibrosis (CF) and chronic pancreatitis (CP). In developing adrulipase, First Wave is seeking to provide CF and CP patients with a safe and effective therapy to control EPI that is non-animal derived and offers the potential to dramatically reduce their daily pill burden. The company is also advancing multiple programs involving niclosamide, including FW-UP for ulcerative proctitis and ulcerative proctosigmoiditis, FW-UC for ulcerative colitis, and FW-CD for Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These forward-looking statements are subject to risks and uncertainties including, among other things, the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of proceeds from the private placement. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including risks and uncertainties related to market conditions; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the contemplated offering will be successful and whether the Company will be able to regain and maintain compliance with Nasdaq’s continued listing criteria; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com